Berliner Communications, Inc.
2007 Equity Incentive Plan
Stock Option Award Agreement

THIS STOCK OPTION AWARD AGREEMENT (this “Award Agreement”) is entered into effective as of ___________, ____ by and between Berliner Communications, Inc., a Delaware corporation (the “Company”), and _________ (the “Optionee”) pursuant to the Berliner Communications, Inc. 2007 Equity Incentive Plan (the “Plan”).

SECTION 1.   GRANT OF OPTION.

(a)           Option.  On the terms and conditions set forth in this Award Agreement, the Company grants to the Optionee on the Date of Grant an option (this “Option”) to purchase at the Exercise Price a number of Shares, as set forth in Section 1(b) below.  This Option is a Nonqualified Stock Option and is not intended to be an “incentive stock option” (an “ISO”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  This Option is granted under and subject to the terms of the Plan, which is incorporated herein by reference.  Capitalized terms not otherwise defined in this Award Agreement shall have the meaning set forth in the Plan.

(b)           Terms.

Number of Shares Subject to Option:	______ shares of common stock (“Shares”), par value $.00002 per share, of Berliner Communications, Inc. (“Berliner”).
Exercise Price Per Share:	$____ (“Exercise Price”)
Date of Grant:	_____________, ____ (“Date of Grant”)
Vesting Schedule:
This Option shall vest with respect to twenty percent (20%) of the Shares subject to this Award Agreement on each of the first, second, third, fourth and fifth anniversary of the Date of Grant, provided the Optionee’s employment with the Company has not terminated prior to each such date.

Exercise Restriction:
Forty percent (40%) of the Shares subject to this Award Agreement will become exercisable only when the closing price per share of common stock of Berliner is equal to or greater than $3.00 for twenty (20) consecutive trading days on which at least 5,000 shares of common stock of Berliner are actually traded, as reported on the principal exchange on which such shares are then traded.

SECTION 2.   RIGHT TO EXERCISE.

(a)           Exercisability.  Subject to the conditions set forth in this Award Agreement, all or part of this Option may be exercised prior to its expiration to the extent the Shares subject to this Option are vested and exercisable.

(b)           $100,000 Limitation.  If this Option is designated as an ISO in the Notice of Exercise, then the Optionee’s right to exercise this Option shall be deferred to the extent (and only to the extent) that this Option would not be treated as an ISO solely by reason of the $100,000 annual limitation under Section 422(d) of the Code, except that the Optionee’s right to exercise this Option shall no longer be deferred if (i) the Company is subject to a Change in Control before the Optionee’s Service terminates, (ii) the Company, or any surviving corporation, or its parent does not continue this Option, and (iii) any surviving corporation or its parent does not assume this Option or does not substitute an option with substantially the same terms of this Option for this Option.

SECTION 3.   NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in this Award Agreement, this Option and the rights and privileges conferred hereby shall not be sold, assigned, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to any such transfer under execution, attachment, levy or similar process.  If this Option is intended to be an ISO, this Option shall be non-transferable except by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime by the Optionee only.

SECTION 4.   EXERCISE PROCEDURES.

(a)           Notice of Exercise.  The Optionee or the Optionee’s representative may exercise this Option by giving written notice to the Company specifying the election to exercise this Option, the number of Shares for which it is being exercised and the form of payment.  Exhibit A is an example of a “Notice of Exercise”.  The Notice of Exercise shall be signed by the person exercising this Option.  In the event that this Option is being exercised by the Optionee’s representative, the Notice of Exercise shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this Option.  The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the Notice of Exercise, payment in a form permissible under Section 5 for the applicable amount of the Exercise Price (the “Purchase Price”).

(b)           Issuance of Shares.  After receiving a proper Notice of Exercise, the Company shall cause to be issued a certificate or certificates for the Shares as to which this Option has been exercised, registered in the name of the person exercising this Option (or in the names of such person and his or her spouse as community property or as joint tenants with right of survivorship).

(c)           Withholding Requirements.  The Company may withhold any tax (or other governmental obligation) as a result of the exercise of this Option as a condition to the exercise of this Option, and the Optionee shall make arrangements satisfactory to the Company to enable it to satisfy all such withholding requirements.  The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares purchased by exercising this Option.

SECTION 5.   PAYMENT FOR SHARES.

(a)           Cash or Check.  The Purchase Price may be paid in cash or by check.

(b)           Other Methods of Payment for Shares.  At the sole discretion of the Board, all or any part of the Purchase Price and any applicable withholding requirements may be paid by any other method permissible under the terms of the Plan.  The Company shall notify the Optionee if and when it shall make such other payment method available to the Optionee.

SECTION 6.   TERM AND EXPIRATION.

(a)           Basic Term.  Subject to earlier termination in accordance with subsection (b) below, this Option shall expire on the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).

(b)           Termination of Service.  If the Optionee’s Service terminates for any reason, then this Option shall expire on the earliest of the following occasions:

(i)           the Expiration Date;

(ii)           the date twelve (12) months after the termination of the Optionee’s Service by reason of Disability (or such later date as the Board may determine) or by reason of the Optionee’s death;

(iii)           the date thirty (30) days after the termination of the Optionee’s Service for any other reason, (or such later date as the Board may determine); and

The Optionee (or in the case of the Optionee’s death or Disability, the Optionee’s representative) may exercise all or part of this Option at any time before the Expiration Date, but only to the extent that this Option or portion thereof had become vested and exercisable on or before the date the Optionee’s Service terminates.  When the Optionee’s Service terminates, this Option shall expire immediately with respect to the number of Shares for which this Option is not yet vested or exercisable.

(c)           Leave of Absence.  For any purpose under this Award Agreement, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

(d)           Notice Concerning ISO Treatment.  If this Option is designated as an ISO in the Notice of Exercise, it ceases to qualify for favorable tax treatment as an ISO to the extent it is exercised (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code), (ii) more than twelve (12) months after the date the Optionee ceases to be an Employee by reason of such permanent and total disability or (iii) after the Optionee has been on a leave of absence for more than ninety (90) days, unless the Optionee’s reemployment rights are guaranteed by statute or by contract.

SECTION 7.   RIGHT OF REPURCHASE.

At any time prior to an Initial Public Offering on ten (10) days written notice to the Optionee, the Company may, but is not obligated to, repurchase Shares acquired under the Plan from any Optionee whose Service terminated for an amount equal to: (i) if Optionee’s Service terminates for Cause, the purchase price paid, if any, by the Optionee for such Shares (or if less, the Fair Market Value of such Shares), or (ii) in the case of any other termination of Service, at the Fair Market Value of such Shares on the date of the exercise of the repurchase right by the Company, as determined in the sole discretion of the Company in accordance with the terms of the Plan.  For purposes of this Award Agreement, “Initial Public Offering” shall mean consummation of a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar United States market system.

SECTION 8.   SECURITIES LAWS.

(a)           Legality of Initial Issuance.  No Shares shall be issued upon the exercise of this Option unless and until the Company has determined that:

(i)           the Company and the Optionee have taken any actions required to register the Shares under the Securities Act of 1933, as amended (the “Securities Act”) or to perfect an exemption from the registration requirements thereof;

(ii)           any applicable listing requirement of any stock exchange or other securities market on which Shares are listed has been satisfied; and

(iii)           any other applicable provision of state or federal law has been satisfied.

(b)           Registration Rights. The Company may, but shall not be obligated to, register or qualify the sale of Shares under the Securities Act or any other applicable law.  The Company shall not be obligated to take any affirmative action in order to cause the sale of Shares under this Award Agreement to comply with any law.

(c)           Securities Law Restrictions.  Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

(d)           Optionee Undertaking.  The Optionee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Optionee or upon the Shares pursuant to the provisions of this Award Agreement.

(e)           Investment Intent.  The Optionee represents and agrees that as of the Date of Grant, the Shares to be acquired upon exercising this Option will be acquired for investment, and not with a view to the sale or distribution thereof.  If the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available that requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Shares being acquired upon exercising this Option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

SECTION 9.   ADJUSTMENT OF SHARES.

In the event of a Recapitalization the terms of this Option (including, without limitation, the number and kind of Shares subject to this Option and the Exercise Price) shall be adjusted as set forth in Section 13.1 of the Plan.

SECTION 10.   MISCELLANEOUS PROVISIONS.

(a)           Rights as a Shareholder.  Neither the Optionee nor the Optionee’s representative shall have any rights as a shareholder with respect to any Shares subject to this Option until the Optionee or the Optionee’s representative becomes entitled to receive such Shares by (i) filing a Notice of Exercise, and (ii) paying the Purchase Price as provided in this Award Agreement.

(b)           No Retention Rights.  Nothing in this Option or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent of the Company or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without Cause.

(c)           Notification.  Any notification required by the terms of this Award Agreement shall be given in writing and shall be deemed effective upon personal delivery or upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid.  A notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company.

(d)           Entire Agreement.  This Award Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof.  They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

(e)           Waiver.  The failure of the Company in any instance to exercise the right of repurchase shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Award Agreement or any other agreement between the Company and the Optionee.  No waiver of any breach or condition of this Award Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

(f)           Successors and Assigns.  The provisions of this Award Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and upon the Optionee, the Optionee’s assigns and the legal representatives, heirs and legatees of the Optionee’s estate, whether or not any such person shall have become a party to this Award Agreement and have agreed in writing to be joined herein and be bound by the terms hereof.

(g)           Choice of Law.  This Award Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as such laws are applied to contracts entered into and performed in such State.

[The Remainder of This Page Is Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have executed this Award Agreement to be effective as of the date first written above.

BERLINER COMMUNICATIONS, INC.

By:

Name:
Title:

OPTIONEE:

Name of Optionee

Signature Page to Stock Option Award Agreement

EXHIBIT A

Sample Notice of Exercise

Berliner Communications, Inc.
[Address]

Attn:  Corporate Secretary

To the Corporate Secretary:

I hereby exercise my stock option granted under the Berliner Communications, Inc. 2007 Equity Incentive Plan (the “Plan”) and notify you of my desire to purchase the shares that have been offered pursuant to the Plan and related Award Agreement as described below.

I shall pay for the shares by delivery of a check payable to Berliner Communications, Inc (the “Company”) in the amount described below in full payment for such shares plus all amounts required to be withheld by the Company under state federal or local law as a result of such exercise or shall provide such documentation as is satisfactory to the Company demonstrating that I am exempt from any withholding requirement.

This notice of exercise is delivered this ___ day of ___________________ (month) ____(year).

No. Shares to be Acquired	Type of Option	Exercise Price	Total
Nonstatutory
Incentive
Estimated Withholding	Nonstatutory only
Amount Paid

Very truly yours,

______________________
Signature of Optionee

Optionee’s Name and Mailing Address
______________________
______________________
______________________

Optionee’s Social Security Number

A-1

EXHIBIT B

Right of Repurchase
Exercise Notice

[Date]

Re:           Exercise of Right of Repurchase

Dear Optionee:

The Company wishes to exercise its right of repurchase under the Berliner Communications, Inc 2007 Equity Incentive Plan (“Plan”) and buy back from you shares of common stock of Berliner Communications, Inc. that you acquired upon the exercise of one or more stock options granted to you pursuant to the Plan under the terms described below:

Date of Initial Option Grant	Shares to be Repurchased	FMV of one Share	Purchase Price per Share	Repurchase Price

Total

Other Terms

Shares shall be repurchased on [insert date].  The Company shall pay the repurchase price to you by delivery of payment by check on or within five (5) days following such date.  Once the payment is made available to you, you shall no longer be considered a shareholder with respect to those shares.

*     *     *

Should you have any additional questions, please contact [insert contact person and contact information].

Very truly yours,

B-1